Exhibit 99.1

Press Contact:

Will Thoretz

+1 203 517 3119

will.thoretz@isg-one.com

Investor Contact:

David Berger

+1 203-517-3104

david.berger@isg-one.com

Information Services Group Announces

First-Quarter Financial Results

Record first-quarter revenues of $66.6 million, up 35% from prior year

Operating income of $1.2 million, up from $0.1 million in prior year

Adjusted EBITDA of $7.0 million, more than double prior year

EPS of $(0.01) and Adjusted EPS of $0.06, up 50% from prior year

Cash balance of $33.2 million, up 85% from prior year

STAMFORD, Conn., May 8, 2017— Information Services Group (ISG) (NASDAQ: III), a leading global technology research and advisory firm, today announced financial results for the first quarter ended March 31, 2017.

“ISG had an excellent first quarter, marked by record-setting revenues. Our growth was driven by increasing client demand for ISG Digital Advisory Services, including Robotic Process Automation (RPA), which generated more than 30 percent of firm revenue in the quarter,” said Michael P. Connors, chairman and chief executive officer. “Our strategy is working, as we continue to capitalize on the power of our expanded portfolio of products and services on a global basis. Our performance during the quarter reflects this execution, with the Americas up a strong 58 percent and EMEA up 11 percent, despite the macro environment in Europe. Increasingly, we are top of mind for clients as they seek our research, advice and support to leverage digital technology for greater efficiency and faster growth.”

Connors also noted that the firm’s “integration of Alsbridge is essentially complete, as we go to market as One ISG, and we remain on track to achieve our synergy savings targets.”

First-Quarter 2017 Results

Revenues for the first quarter were $66.6 million, compared with $49.9 million in the prior year, an increase of 35 percent in constant currency and 33 percent on a reported basis. Revenues were $41.1 million in the Americas (up 58 percent from the same period in 2016), $20.2 million in Europe (up 11 percent), and $5.2 million in Asia Pacific (compared with $5.0 million in the same prior-year period).

ISG reported operating income of $1.2 million for the first quarter of 2017. This compares with operating income of $0.1 million in the first quarter of 2016. Included in the first-quarter 2017 operating income was an additional $0.5 million in stock compensation versus the prior year. The net loss for the first quarter of 2017 was $0.6 million compared with a net loss of $0.7 million in the first quarter of 2016. Included in the first-quarter 2016 net loss was $0.5 million in foreign-currency transaction losses from hedging a majority of our projected euro EBITDA translation exposure versus the U.S. dollar, compared with a $0.1 million foreign-currency transaction loss in the first quarter of 2017. Reported fully diluted loss per share was $0.01 compared with fully diluted loss per share of $0.02 for the same period in 2016.

Adjusted net income (a non-GAAP measure defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign-currency transaction gains/losses and non-cash impairment charges for goodwill and intangible assets, interest on contingent consideration, acquisition-related costs, severance and integration expense and bargain purchase gain, on a tax-adjusted basis) for the first quarter was $2.7 million, or $0.06 per share on a diluted basis, compared with adjusted net income of $1.3 million, or $0.04 per share on a diluted basis, in the prior year’s first quarter.

First-quarter 2017 adjusted EBITDA (a non-GAAP measure defined as net income before net income attributable to non-controlling interest plus interest, taxes, depreciation and amortization, foreign-currency transaction gains/losses, non-cash stock compensation, impairment charges for goodwill and intangible assets, interest on contingent consideration, acquisition-related costs, severance and integration expense, tax indemnity and bargain purchase gain) was $7.0 million, compared with $3.3 million in last year’s first quarter. Last year’s first quarter was negatively impacted by $0.4 million in costs associated with a stock repurchase conducted through a modified “Dutch” auction.

Other Financial and Operating Highlights

ISG cash and cash equivalents totaled $33.2 million at March 31, 2017, up $15.2 million from March 31, 2016, and a decrease of $1.3 million from December 31, 2016. Total outstanding debt at March 31, 2017, was $123.9 million versus $125.3 million at December 31, 2016, and $50.2 million at March 31, 2016.

Conference Call

ISG has scheduled a call for 9:00 a.m., Eastern Time, Tuesday, May 9, 2017, to discuss the company’s first-quarter results. The call can be accessed by dialing 1-888-539-3696 or, for international callers by dialing 001-719-325-2327. The access code is 6196347. A recording of the conference call will be accessible on ISG’s website (www.isg-one.com) for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These

forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; and (13) engagements may be terminated, delayed or reduced in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for information for the three ended March 31, 2017 and March 31, 2016.  ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income before net income attributable to non-controlling interest plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, impairment charges for goodwill and intangible assets, interest on contingent consideration, acquisition-related costs, severance and integration expense, tax indemnity and bargain purchase gain), adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, non-cash impairment charges for goodwill and intangible assets, interest on contingent consideration, acquisition-related costs, severance and integration expense and bargain purchase gain, on a tax-adjusted basis), adjusted net income as earnings per diluted share and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

ISG reports results in U.S. dollars, but does business on a global basis. Exchange rate fluctuations affect the U.S. dollar value of foreign currency revenue and expenses and may have a significant effect on reported results. The discussion of ISG’s financial results in this release includes comparisons with the prior year in constant currency terms, using consistent exchange rates. Management believes this information facilitates comparison of underlying results over time.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.  A reconciliation of any forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Information Services Group) (NASDAQ: III) is a leading global technology research and advisory firm. A trusted business partner to more than 700 clients, including 75 of the top 100 enterprises in the world, ISG is committed to helping corporations, public sector organizations, and service and technology providers achieve operational excellence and faster growth. The firm specializes in digital transformation services, including automation, cloud and data analytics; sourcing advisory; managed governance and risk services; network carrier services; technology strategy and operations design; change management; market intelligence and technology research and analysis. Founded in 2006, and based in Stamford, Conn., ISG employs more than 1,300 professionals operating in more than 20 countries—a global team known for its innovative thinking, market influence, deep industry and technology expertise, and world-class research and analytical capabilities based on the industry’s most comprehensive marketplace data. For more information, visit www.isg-one.com.

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Information Services Group, Inc.

Consolidated Statement of Comprehensive Income (Loss)

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016

Revenues	$66,555	$49,929
Operating expenses
Direct costs and expenses for advisors	40,686	31,368
Selling, general and administrative	21,725	16,711
Depreciation and amortization	2,963	1,718
Operating income	1,181	132
Interest income	45	22
Interest expense	(1,709)	(428)
Foreign currency transaction loss	(80)	(506)

Loss before taxes	(563)	(780)
Income tax provision (benefit)	8	(129)
Net loss	(571)	(651)
Net income attributable to noncontrolling interest	35	48
Net loss attributable to ISG	$(606)	$(699)

Weighted average shares outstanding:
Basic	42,316	37,340
Diluted	42,316	37,340

Loss per share attributable to ISG:
Basic	$(0.01)	$(0.02)
Diluted	$(0.01)	$(0.02)

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016

Net loss attributable to ISG	$(606)	$(699)
Plus:
Net income attributable to noncontrolling interest	35	48
Interest expense (net of interest income)	1,664	406
Income taxes	8	(129)
Depreciation and amortization	2,963	1,718
Interest on contingent consideration	423	30
Acquisition-related costs	302	—
Severance and integration expense	142	—
Foreign currency transaction	80	506
Non-cash stock compensation	1,976	1,464
Adjusted EBITDA	$6,987	$3,344

Net loss attributable to ISG	$(606)	$(699)
Plus:
Non-cash stock compensation	1,976	1,464
Intangible amortization	2,369	1,275
Interest on contingent consideration	423	—
Acquisition-related costs (1)	302	—
Severance and integration expense	142	—
Foreign currency transaction	80	506
Tax effect (2)	(2,011)	(1,233)
Adjusted net income	$2,675	$1,313

Weighted average shares outstanding:
Basic	42,316	37,340
Diluted	42,316	37,340

Adjusted earnings per share:
Basic	$0.06	$0.04
Diluted	$0.06	$0.04

(1)              Consists of expenses from acquisition-related costs and non-cash fair value adjustments on pre-acquisition deferred revenues.

(2)              Marginal tax rate of 38.0% applied.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	March 31, 2017	Three Months Ended	Constant currency	March 31, 2016
	March 31, 2017	impact	Adjusted	March 31, 2016	impact	Adjusted
Revenue	$66,555	$(145)	$66,410	$49,929	$(665)	$49,264
Operating income	$1,181	$(184)	$997	$132	$246	$378
Adjusted EBITDA	$6,987	$(183)	$6,804	$3,344	$230	$3,574